Exhibit 99.1

Lottery.com and WinTogether Announce Launch of Clean Oceans Campaign, a Charitable Sweepstakes Aimed at Eliminating Ocean Plastics

AUSTIN, Texas, June 9, 2021 (GLOBE NEWSWIRE) -- WinTogether, a charitable sweepstakes platform powered by Lottery.com, yesterday announced the launch of its most recent philanthropic campaign, the Clean Oceans Campaign, aimed at ridding the oceans of ghost nets and toxic plastics. The WinTogether campaign will benefit the work of the Ocean Voyages Institute (“OVI”), currently the world's leading organization in removing mid-ocean plastics. Bolstered by the donations brought in through the WinTogether campaign, OVI intends to lead one of the largest ocean plastics clean-up efforts of its kind in history.

WinTogether seeks to support organizations positively impacting the world, including Dollar Donation Club, the grassroots movement and catalyst of the Clean Oceans Campaign. WinTogether hopes to remove more than 1 million pounds of ocean plastics, a world record, from the notorious Great Pacific Garbage Patch through their partnership with OVI.

The WinTogether charity sweepstakes will offer weekly prizes to participants, including a $50,000 cash prize to the Grand Prize winner, sponsored by Lottery.com. The campaign will kick off Monday, June 14, and end on August 31, 2021. Campaign promotions will be led by WinTogether media affiliates, including Gannett Media, iHeart Radio, and others.

“We could not be more excited to announce the launch of the Clean Oceans campaign following World Oceans Day,” said Tony DiMatteo, CEO and co-founder of WinTogether and Lottery.com. “We believe that keeping our oceans clean is of paramount importance, and we’ve found the best partner for the cause in Ocean Voyages Institute. Thank you to FINTECH.TV for allowing me to make this announcement in our interview on the NYSE floor.”

Mary Crowley, Founder and Executive Director of Ocean Voyages Institute, emphasized the importance of having all hands on deck to support OVI’s efforts. “We’re grateful to have the support of WinTogether and like-minded people and organizations from around the world supporting the urgent needs of ocean cleanups and conservation.”

"Widespread interest in this important issue, sparked in part by discover.film's release of The Beauty and the acclaimed Netflix release of Seaspiracy, makes this the right campaign at the right time," added Bart Myers, CEO of campaign partner Causes.com. "We're excited to mobilize our tens of millions of followers to participate in this grassroots campaign."

The announcement comes on the heels of World Oceans Day, a day and cause aimed at collaborative conservation of the ocean across the planet. Its global network of youth and organizational leaders work in more than 140 countries to protect and restore the ocean and provide free and actionable resources.

The Clean Oceans campaign follows the success of WinTogether’s inaugural charity sweepstakes in support of the Arbor Day Foundation. WinTogether’s “Time for Trees” campaign reached millions of people and funded the planting of tens of thousands of trees while awarding a Tesla Cybertruck to a campaign donor as the Grand Prize.

About WinTogether

WinTogether.org is a charitable sweepstakes platform centered around building the future of philanthropy. It is founded and operated by Lottery.com. WinTogether gamifies charitable giving to fundamentally change how causes engage with their donors and raise funds. Through its global platform, it offers charitable donation sweepstakes to incentivize donors to take action by offering once-in-a-lifetime experiences, large cash prizes, and luxury prizes. WinTogether is aligned with the 17 United Nations Sustainable Development Goals and works with some of the largest nonprofits in the world to provide a new channel to raise awareness, raise funds, and reach new donors around the world. All donations are collected by the WinTogether Trust, a registered 501(c)(3), based in Mesa, Arizona. For more information, visit www.wintogether.org.

About the Ocean Voyages Institute

Ocean Voyages Institute (OVI) is a 501(c)(3) non-profit organization founded in 1979 by a group of international sailors, educators, and conservationists with a mission of teaching maritime arts and sciences and preserving the world’s oceans.  OVI is dedicated to providing sail training opportunities to youth on a worldwide basis as well as providing access to the ocean world and educational programs. In 2009, Project Kaisei was launched to focus on major ocean clean-up and to raise awareness regarding the global problem of marine debris/ocean trash.

About Lottery.com

Lottery.com is an Austin, TX-based company enabling consumers to play state-sanctioned lottery games from their home or on the go in the US and internationally. The Company works closely with state regulators to advance the lottery industry, providing increased revenues and better regulatory capabilities, while capturing untapped market share, including millennial players.  On February 22, 2021, the Company entered into a definitive agreement with Trident Acquisitions Corp. (Nasdaq: TDACU, TDAC, TDACW) to become a publicly traded company on The Nasdaq Stock Market. Trident and the Company published an investor presentation on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) relating to the proposed business combination, which is publicly available on the SEC’s website www.sec.gov and is also posted to Trident’s and Lottery.com’s respective websites or accessible here.

About Countable

Countable Corp, a seed-stage company based in San Francisco, CA, is the next-generation purpose-driven engagement platform with over 120 successful implementations for clients ranging from Starbucks, Uber, Patagonia, Twitch, and PG&E. Countable leverages the Causes.com audience, as a service offering, to empower enterprises to establish a vibrant community experience and turn engagement into meaningful, measurable, and scalable impact resulting in increased revenue, maximized retention, and continuous innovation. For more information, visit www.countable.com

Important Information and Where to Find it

In connection with the proposed business combination, Trident Acquisitions Corp. (“Trident”), expects to file a registration statement on Form S-4 (the “Registration Statement”) that will include a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) for the solicitation of proxies from Trident's shareholders. Additionally, Trident will file other relevant materials with the SEC in connection with the proposed business combination. Copies may be obtained free of charge at the SEC's website at www.sec.gov. A definitive proxy statement will be mailed to Trident shareholders as of a record date to be established for voting on the proposed business combination. Investors and security holders of Trident are urged to read the Registration Statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, regarding the proposed business combination between Trident and Lottery.com, Trident and the Company’s ability to consummate the transactions, the benefits of the transactions, the Company’s estimated growth, operational and state expansion, and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either Trident or the Company. In addition, the Company cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Trident or the Company following announcement of the proposed business combination; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of Trident, or other conditions to closing in the business combination agreement; (iv) the risk that the proposed business combination disrupts the Company’s current plans and operations as a result of the announcement of the transactions; (v) the Company’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) risks related to the rollout of the Company’s business and the timing of expected business milestones; (viii) the Company’s dependence on obtaining and maintaining lottery retail licenses or consummating partnership agreements in various markets; (ix) the Company’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and the Company’s accounting staffing levels; (x) the effects of competition on the Company’s future business; (xi) risks related to the Company’s dependence on its intellectual property and the risk that the Company’s technology could have undetected defects or errors; (xii) changes in applicable laws or regulations; (xiii) the COVID-19 pandemic and its effect on the Company and the economy generally; (xiv) risks related to disruption of management time from ongoing business operations due to the proposed business combination; (xv) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; and (xvi) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Trident has filed and will file from time to time with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Trident’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Participants in the Solicitation

Trident and its directors and officers may be deemed participants in the solicitation of proxies of Trident's shareholders in connection with the proposed business combination. Lottery.com and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Trident's executive officers and directors in the solicitation by reading Trident's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the Proxy Statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of Trident's participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement relating to the business combination when it becomes available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

Lottery.com Contact:

Cody Billingsley

(512) 537-5713

cody@lottery.com